Exhibit 32.1

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of AYRO, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge and in the capacity of an officer, that:

The Quarterly Report for the quarter ended September 30, 2023 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-Q.

Dated: November 20, 2023	By:	/s/ Thomas M. Wittenschlaeger
Thomas M. Wittenschlaeger
Chief Executive Officer (Principal Executive Officer)

Dated: November 20, 2023	By:	/s/ David E. Hollingsworth
David E. Hollingsworth
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)